EXHIBIT 10.B

First Amendment to
Amended and Restated Employment Agreement

This First Amendment to the Amended and Restated Employment Agreement (this “First Amendment”) by and between Viad Corp, a Delaware corporation (the “Company”), and Robert H. Bohannon (the “Executive”) is effective on February 7, 2007, and amends the Amended and Restated Employment Agreement, dated as of April 1, 2006 (“Employment Agreement”).

WHEREAS, the parties hereto wish to amend the Employment Agreement with respect to certain payments to be made upon termination of employment;

NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.	Section 5(b)(i) of the Employment Agreement shall be amended by deleting it in its entirety and replacing it with the following:

"(i) Severance pay in an amount equal to the amount of base salary Executive would have been paid for the period beginning on the date of Early Termination and ending on the last day of the Employment Period, plus accrued MIP prorated to date of Early Termination.”

2.	Section 5(c) of the Employment Agreement shall be amended by deleting Subsections 5(c)(i) and (ii) in their entirety, and renumbering the remaining clauses within 5(c) accordingly.

Except as expressly modified by this First Amendment, the Employment Agreement shall be and remain in full force and effect in accordance with its terms and shall constitute the legal, valid and binding obligations of the parties. This First Amendment and the Employment Agreement are the complete agreement of the parties and supersede all other prior agreements and oral and written representations concerning its subject matter.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name and on its behalf, all as of the day and year first above written.

/s/ Robert H. Bohannon
Robert H. Bohannon

VIAD CORP

By /s/ Scott E. Sayre
Scott E. Sayre
Vice President & General Counsel